Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

MARKET MEASURE SUPPLEMENT (To Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company

Medium-Term Notes, Series K

Securities Linked to One or More Indices or Exchange-Traded Funds

Wells Fargo & Company (“Wells Fargo”) may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”) or exchange traded funds (each, a “ Fund” and collectively, the “Funds”), or any combination thereof. This prospectus supplement, which we refer to as a “market measure supplement,” describes potential Indices and Funds to which the securities may be linked. This market measure supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the description of any relevant Index or Fund contained in this market measure supplement. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure herein, the disclosure in the relevant pricing supplement will control.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See the applicable pricing supplement and any applicable product supplement for a discussion of risks relating to each particular issuance of securities.

The securities are unsecured obligations of Wells Fargo and all payments on the securities are subject to the credit risk of Wells Fargo. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this market measure supplement or the accompanying pricing supplement, any applicable product supplement, the prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this market measure supplement is March 18, 2015.

RISK FACTORS	MMS-4

DESCRIPTION OF EQUITY INDICES	MMS-5

THE DOW JONES INDUSTRIAL AVERAGESM	MMS-5

DOW JONES U.S. REAL ESTATE INDEX	MMS-8

THE EURO STOXX 50® INDEX	MMS-11

THE MSCI EAFE INDEX®	MMS-15

THE MSCI EMERGING MARKETS INDEXSM	MMS-24

THE MSCI WORLD INDEXSM	MMS-33

THE RUSSELL 2000® INDEX	MMS-42

THE RUSSELL 1000® INDEX	MMS-49

THE RUSSELL 3000® INDEX	MMS-56

THE S&P 500® INDEX	MMS-63

THE S&P 100® INDEX	MMS-68

THE S&P MIDCAP 400® INDEX	MMS-73

THE S&P SMALLCAP 600® INDEX	MMS-78

THE S&P HOMEBUILDERS SELECT INDUSTRY INDEX	MMS-83

THE SELECT SECTOR INDICES	MMS-88

The Energy Select Sector Index	MMS-88

The Financial Select Sector Index	MMS-88

The Industrial Select Sector Index	MMS-88

The Technology Select Sector Index	MMS-88

DESCRIPTION OF EXCHANGE TRADED FUNDS	MMS-91

THE iSHARES® DOW JONES U.S. REAL ESTATE ETF	MMS-91

THE iSHARES® MSCI EAFE ETF	MMS-92

THE iSHARES® MSCI EMERGING MARKETS ETF	MMS-93

THE iSHARES® RUSSELL 2000 ETF	MMS-94

THE ENERGY SELECT SECTOR SPDR® FUND	MMS-95

THE FINANCIAL SELECT SECTOR SPDR® FUND	MMS-96

THE INDUSTRIAL SELECT SECTOR SPDR® FUND	MMS-97

THE TECHNOLOGY SELECT SECTOR SPDR® FUND	MMS-98

THE MARKET VECTORS® OIL SERVICES ETF	MMS-99

THE SPDR® S&P® HOMEBUILDERS ETF	MMS-106

THE SPDR® S&P 500 ETF TRUST	MMS-107

THE SPDR® S&P MIDCAP 400 ETF TRUST	MMS-108

MMS-2

You should read this market measure supplement, together with the accompanying prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015, any applicable product supplement and the applicable pricing supplement, which together contain a description of the terms of the securities to be offered and other relevant disclosures, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under the “Risk Factors” section of any applicable product supplement and the applicable pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

All disclosures contained in this market measure supplement and the applicable pricing supplement regarding any Index or Fund, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing levels or prices, have been derived from publicly available information. The information reflects the policies of, and is subject to change by, the sponsor of the applicable Index or Fund (with respect to an Index, the “index sponsor” and with respect to a Fund, the “fund sponsor”). Each Index is developed, calculated and maintained by its respective index sponsor. Each Fund is developed, calculated and maintained by its respective fund sponsor. Neither we nor any agent participating in the distribution of the securities has independently verified the accuracy or completeness of any information with respect to any Index, index sponsor or any Fund or fund sponsor in connection with the offer and sale of the securities. Furthermore, neither we nor any agent can give any assurance that all events occurring prior to the date of any offer and sale of securities (including events that would affect the accuracy or completeness of the publicly available information described in this market measure supplement or in the applicable pricing supplement) that would affect the level of any Index or the price of any Fund have been publicly disclosed. Subsequent disclosure of any such events could affect the payment received at maturity or on any other relevant date with respect to such securities and therefore the value of the securities. Neither we nor any agent accepts any responsibility for the calculation, maintenance or publication of any Index, Fund or any successor Index or successor Fund.

With respect to an Index, unless otherwise specified in the applicable pricing supplement, we or one of our affiliates has contracted with the index sponsor of the Index or Indices to which your securities may be linked for the rights to use such Index or Indices and certain associated trademarks or service marks for each Index. We or one of our affiliates generally obtain these licenses either on an individual basis for a particular offering of securities or for a term of years. Although we anticipate that we or our affiliates will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this market measure supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

MMS-3

RISK FACTORS

For risk factors specific to any of the Indices or Funds to which your securities are linked, please see the “Risk Factors” section of any applicable product supplement and the “Selected Risk Considerations” or “Risk Factors” section, as applicable, of the applicable pricing supplement.

MMS-4

DESCRIPTION OF EQUITY INDICES

THE DOW JONES INDUSTRIAL AVERAGESM

We obtained all information contained in this market measure supplement regarding the Dow Jones Industrial AverageSM , including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones Industrial Average is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the Dow Jones Industrial Average.

General

The Dow Jones Industrial Average is widely used as an indicator of the pattern of the price movement of United States equities. The calculation of the value of the Dow Jones Industrial Average, discussed below in further detail, is a price-weighted average of the stocks of 30 blue-chip companies that are generally the leaders in their industry. The Dow Jones Industrial Average represents large and well-known United States companies and covers all industries with the exception of transportation and utilities.

The Dow Jones Industrial Average is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the Dow Jones Industrial Average, no assurance can be given that Dow Jones Indices LLC will not modify or change this methodology in a manner that may affect the amounts payable on the securities at maturity.

The Dow Jones Industrial Average does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Construction and Maintenance

The Dow Jones Industrial Average is maintained by an Averages Committee, which is composed of three representatives of the S&P Dow Jones and two representatives of the Wall Street Journal. The Averages Committee meets at least semi-annually. At each meeting, the Averages Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters. While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors.

The Dow Jones Industrial Average is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® and Dow Jones Industrial Average are registered trademarks of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Maintaining adequate sector representation within the index is also a consideration in the selection process for the Dow Jones Industrial Average. Changes to the indices are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time.

Corporate Actions.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Corporation Action	Adjustment Made to the Index	Divisor Adjustment?

Spin-off	The price of the parent company is adjusted according to the terms of the spin-off. Any potential impacts on index constituents are evaluated by the Averaging Committee on a case by case basis.	Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split or dividend.	Yes

Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	No impact.	No

Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop.	Yes

License Agreement

We and S&P Dow Jones have entered into a non-exclusive license agreement providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones Industrial Average, which is owned and published by S&P Dow Jones, in connection with certain securities, including the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only relationship to Wells Fargo & Company is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones Industrial Average, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones Industrial Average. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of the amount payable at maturity. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

MMS-6

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OR ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND WELLS FARGO & COMPANY.”

MMS-7

DOW JONES U.S. REAL ESTATE INDEX

We obtained all information contained in this market measure supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones U.S. Real Estate Index is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones U.S. Real Estate Index in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the Dow Jones Industrial Average.

The Dow Jones U.S. Real Estate Index attempts to measure the performance of the real estate sector of the United States equity market. Component companies include real estate holding and development companies and real estate investment trusts (“REITs”). REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Background of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is one of the 19 supersector indices that make up the Dow Jones U.S. IndexSM. The Dow Jones U.S. Index is a broad-based measure of the U.S. stock market, which aims to represent the top 95% of U.S. companies based on float-adjusted market capitalization, excluding the most thinly traded securities. That is, the Dow Jones U.S. Index is a market capitalization-weighted index in which only the shares of a company that are readily available to investors—the “float”—are counted. The Dow Jones U.S. Index is a sub-set of the Dow Jones Global IndexSM. The Dow Jones Global Index targets 95% coverage of markets open to foreign investment and tracks 48 countries, including 25 developed markets and 23 emerging markets.

The Dow Jones U.S. Real Estate Index, the Dow Jones U.S. Index, and the Dow Jones Global Index are part of the Dow Jones Global IndexesSM family, which is a comprehensive global index series designed to provide a broad range of portfolio-management and benchmarking tools. The Dow Jones Global Indexes include regional, country, size-segment, and sector indexes. The sector indexes track global sector indexes and sector indexes for each country and region. The sectors are defined based on the proprietary classification system used by Dow Jones Indexes. Dow Jones’ proprietary classification system includes 10 industries, 19 supersectors, 41 sectors, and 114 subsectors. Dow Jones’ proprietary classification system allocates companies to the subsector whose definition most closely describes the nature of its business. The nature of a company’s business is determined by its source of revenue or where it constitutes the majority of revenue.

The Dow Jones U.S. Real Estate Index, is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® and Dow Jones U.S. Real Estate are registered trademarks of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

MMS-8

Composition of the Dow Jones U.S. Real Estate Index

Stocks in the top 95% of the index universe by free-float market capitalization are selected as components of the Dow Jones U.S. Index, skipping stocks that fall within the bottom 1% of the universe by free-float market capitalization and within the bottom .01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate supersector of industry classifications as maintained by Dow Jones’ proprietary classification system. The Real Estate supersector—part of the Financials industry classification—is composed of two sectors.

The Real Estate Investment & Services sector consists of real estate holding and development companies that invest directly or indirectly in real estate through development, investment, or ownership; and real estate services companies that provide services to real estate companies but do not own the properties themselves, including agencies, brokers, leasing companies, management companies, and advisory services. The Real Estate Investment Trusts sector consists of REITs or listed property trusts (“LPTs”) that invest in a variety of subsector-specific properties such as industrial and office properties and residential properties.

The Dow Jones U.S. Real Estate Index component candidates must also be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, LPTs, and similar real-property-owning passthrough structures taxed as REITs by their domiciles are also eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten non-trading days during the past quarter are excluded.

Review of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is reviewed on a quarterly basis. The number of shares outstanding for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 5% due to a corporate action, the share total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, changes will be announced at least two business days prior to implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g. March, June, September and December).

In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the index. Mergers, takeovers, and spinoffs, as well as organic growth in a company’s business segments, can require industry and sector transfers. If a company’s primary revenues shift from one line of business to another, the company will be assigned a new industry, supersector, sector, and subsector during a quarterly review. A company’s classification may also require an immediate change as a result of a special event such as a merger, takeover, or spinoff.

License Agreement

We and S&P Dow Jones have entered into a non-exclusive license agreement providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones U.S.

MMS-9

Real Estate Index, which is owned and published by S&P Dow Jones, in connection with certain securities, including the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only relationship to Wells Fargo & Company is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones U.S. Real Estate Index, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones U.S. Real Estate Index. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of the amount payable at maturity. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OR ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND WELLS FARGO & COMPANY.”

MMS-10

THE EURO STOXX 50® INDEX

We obtained all information contained in this market measure supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, STOXX Limited, the index sponsor (“STOXX”). STOXX has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the EURO STOXX 50 Index in connection with the offer and sale of securities.

General

The EURO STOXX 50 Index is calculated, maintained and published by STOXX Limited. STOXX Limited is a joint venture between Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 on December 31, 1991. The EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX website at www.stoxx.com.

The EURO STOXX 50 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

The EURO STOXX 50 Index is composed of 50 component stocks of sector leaders from within the EURO STOXX Supersector indexes, which includes stocks selected from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The component stocks have a high degree of liquidity and represent the largest companies across all supersectors as defined by the Industry Classification Benchmark.

The composition of the EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced on the first trading day in September. Changes in the composition of the EURO STOXX 50 Index are made to ensure that the EURO STOXX 50 Index includes the 50 market sector leaders from within the EURO STOXX Index.

The free float factors for each component stock used to calculate the EURO STOXX 50 Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The EURO STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the EURO STOXX 50 Index

The EURO STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:

Index =	Free float market capitalization of the EURO STOXX 50 Index
Divisor

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

MMS-11

The “free float market capitalization of the EURO STOXX 50 Index” is equal to the sum of the products of the closing price, the number of shares, free float factor and the cap factor for each component stock as of the time the EURO STOXX 50 Index is being calculated. The cap factor limits the weight of a component within the EURO STOXX 50 Index to a maximum of 10%.

The EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Special cash dividend
Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.
Adjusted price = closing price – dividend announced by the company * (1 – withholding tax, if applicable)
Divisor: decreases

(2)	Split and reverse split:
Adjusted price = closing price * A/B
New number of shares = old number of shares * B/A
Divisor: no change

(3)	Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases

(4)	Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change

(5)	Stock dividend from treasury stock (if treated as extraordinary dividend):
Adjusted close = close – close * B / (A + B)
Divisor: decreases

(6)	Stock dividend of another company:
Adjusted price = (closing price * A - price of other company * B) / A
Divisor: decreases

(7)	Return of capital and share consolidation:
Adjusted price = (closing price - capital return announced by company * (1 – withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases

(8)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares = old number of shares - number of tendered shares
Divisor: decreases

(9)	Spin-off:
Adjusted price = (closing price * A - price of spin-off shares B) / A
Divisor: decreases

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(10)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one, all the following “new number of shares” formulas need to be divided by A:

•	If rights are applicable after stock distribution (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /
((A + B) * (1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases

•	If stock distribution is applicable after rights (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases

•	Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases

License Agreement

STOXX Limited (“STOXX”) and its licensors (the “Licensors”) have no relationship to Wells Fargo & Company, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.

•	Recommend that any person invest in the securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.

•	Have any responsibility or liability for the administration, management or marketing of the securities.

•	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied, and disclaim any and all warranty about:

☐	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

☐	The accuracy or completeness of the EURO STOXX 50® Index and its data;

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☐	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;

•	Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

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THE MSCI EAFE INDEX®

We obtained all information contained in this market measure supplement regarding the MSCI EAFE Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, Inc., the index sponsor (“MSCI”). MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI EAFE Index in connection with the offer and sale of securities.

General

The MSCI EAFE Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this market measure supplement, the following developed market country indices are included in the MSCI EAFE Index: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI EAFE Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI EAFE Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI EAFE Index are classified as DM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

The MSCI EAFE Index is the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI EAFE Index are service marks of MSCI or its affiliates and have been licensed for use by us.

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Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•	First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•	Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

•	At the time of the November 2014 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $2,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI

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Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI EAFE Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI EAFE Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization

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are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI EAFE

Index In order to maintain the representativeness of the MSCI EAFE Index, MSCI may make structural changes to the MSCI EAFE Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI EAFE Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

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•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI EAFE Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI EAFE Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities

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shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

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When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the exdate and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled

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SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo, in exchange for a fee, of the right to use the MSCI EAFE Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this market measure supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI EAFE INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI EAFE INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI EAFE INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI EAFE INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI EAFE INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION

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WITH THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES A-15 HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI EAFE INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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THE MSCI EMERGING MARKETS INDEXSM

We obtained all information contained in this market measure supplement regarding the MSCI Emerging Markets IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Emerging Markets Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI Emerging Markets Index in connection with the offer and sale of securities.

General

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this market measure supplement, the following emerging market country indices are included in the MSCI Emerging Markets Index: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI Emerging Markets Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI Emerging Markets Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI Emerging Markets Index are classified as EM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

The MSCI Emerging Markets Index is the exclusive property of MSCI. MSCI and the MSCI Emerging Markets Index are service marks of MSCI or its affiliates and have been licensed for use by us.

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Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•	First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•	Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

•	At the time of the November 2014 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $209,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

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(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index • Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI Emerging Markets Index is an EM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI Emerging Markets Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

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When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI Emerging Market Index

In order to maintain the representativeness of the MSCI Emerging Markets Index, MSCI may make structural changes to the MSCI Emerging Markets Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Emerging Markets Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI Emerging Markets Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Emerging Markets Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

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•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI Emerging Markets Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI Emerging Markets Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI Emerging Markets Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities A-21 shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

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If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter.

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Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

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Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo, in exchange for a fee, of the right to use the MSCI Emerging Markets Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this market measure supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI EMERGING MARKETS INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI EMERGING MARKETS INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI EMERGING MARKETS INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI EMERGING MARKETS INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI EMERGING MARKETS INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EMERGING MARKETS INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR

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IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI EMERGING MARKETS INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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THE MSCI WORLD INDEXSM

We obtained all information contained in this market measure supplement regarding the MSCI World IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI World Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI World Index in connection with the offer and sale of securities.

General

The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets. As of the date of this market measure supplement, the following developed market country indices are included in the MSCI World Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI World Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI World Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI World Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI World Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI World Index are classified as DM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

The MSCI World Index is the exclusive property of MSCI. MSCI and the MSCI World Index are service marks of MSCI or its affiliates and have been licensed for use by us.

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Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes. The DM investable equity universe is the aggregation of all the market investable equity universes for the DM.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•	First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•	Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

At the time of the November 2014 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $209,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI

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Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI World Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI World Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization

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are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI World Index

In order to maintain the representativeness of the MSCI World Index, MSCI may make structural changes to the MSCI World Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI World Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI World Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI World Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

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•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI World Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI World Indices levels are obtained by applying the change in the market performance to the previous period MSCI World Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI World Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities

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shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

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When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the exdate and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled

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SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo, in exchange for a fee, of the right to use the MSCI World Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this market measure supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI WORLD INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI WORLD INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI WORLD INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI WORLD INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI WORLD INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI WORLD INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION

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WITH THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI WORLD INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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THE RUSSELL 2000® INDEX

We obtained all information contained in this market measure supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by Russell Investments (“Russell”). Russell is a trade name and registered trademark of Frank Russell Company, which operates through subsidiaries worldwide and is part of the London Stock Exchange Group. Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 2000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 2000 Index in connection with the offer and sale of securities.

General

The Russell 2000 Index is an index calculated, published, and disseminated by Russell, and measures the capitalization-weighted price performance of 2,000 small-cap stocks (the “component stocks”) and is designed to track the performance of the small capitalization segment of the United States equity market. All stocks included in the Russell 2000 Index are traded on a major United States exchange. The companies included in the Russell 2000 Index are the middle 2,000 of the companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest United States companies as determined by total market capitalization and represents approximately 99.00% of the United States equity market.

The Russell 2000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 2000 Index

The Russell 2000 Index is one of the sub-indices of the Russell 3000ETM Index. To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000 Index, a company’s stock must be listed on the last trading day in May of a given year, and Russell must have access to documentation on that date verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to the Russell 2000 Index at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to the Russell 2000 Index during a quarter outside of reconstitution, initial public offerings must meet all eligibility criteria, and as of the most recent reconstitution, must (i) be priced and traded and (ii) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index.

United States companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000 Index. Russell uses the following method for determining whether a company is a United States company. If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market. The HCIs are as follows:

•	country of incorporation;

•	country of headquarters; and

•	country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

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After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location.

If, however, there is not enough information to determine a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

The following securities are specifically excluded from the Russell Indices: (i) stocks that are not traded on a major United States exchange (Bulletin Board, Pink Sheet and over-the-counter (OTC) securities are not eligible); (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; and (iii) royalty trusts, limited liability companies, closed-end investment companies (due to SEC treatment of reporting, business development companies, or “BDCs,” are no longer eligible effective June 2014 rebalance), blank check companies, special purpose acquisition companies (“SPACs”) and limited partnerships.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000ETM Index and, consequently, the Russell 2000 Index, is total market capitalization, which is defined as the total number of outstanding shares times the closing price of the shares as of the last trading day in May for those securities being considered at annual reconstitution. Initial public offering eligibility is determined each quarter. Common stock, non-restricted exchangeable shares and partnership units/membership interests (in certain cases) are used to calculate a company’s total market capitalization. Exchangeable shares are shares that may be exchanged at any time, at the holder’s option, on a one-for-one basis for common stock. Partnership units/membership interests represent an economic interest in a limited partnership or limited liability company. Russell includes partnership units/membership interests as part of total market capitalization when the company in question is a holding company whose sole asset is its partnership units/membership interests in an underlying entity. In these cases, total market capitalization will be calculated based on 100% of the value of all partnership units/membership interests. Any other form of shares — such as preferred or convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts — is excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

During annual reconstitution, a stock’s closing price on its primary exchange on the last trading day in May is used to determine total market capitalization. If a stock does not trade on its primary exchange, the lowest price from another major United States exchange is used. In cases where multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the total market capitalization calculations. Primary trading vehicles are determined by the last two years’ average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell 2000 Index.

Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 2000 Index.

In addition, companies with only 5% or less of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 2000 Index. When unavailable shares are determined to be 94.5% or greater, this will be rounded to 95%. Also, stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion in the Russell 2000 Index at annual reconstitution. In order to reduce unnecessary turnover, if an existing component stock’s closing price is

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less than $1.00 on its primary exchange on the last trading day in May, it will be considered eligible if the average of the daily closing prices from its primary exchange during the month of May is equal to or greater than $1.00. Furthermore, if a stock, new or existing, does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange on that day, the stock will be eligible for inclusion. Quarterly initial public offering additions must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

Companies that produce unrelated business taxable income (“UBTI”) are restricted from ownership for tax-exempt investors. In recognition of this, Russell screens all REITs and PTPs, removing any security from eligibility that generates or has historically generated UBTI and has not taken steps to block UBTI to equity holders. The research process is conducted as part of Russell’s annual rebalance effort. Additional screening will not be assessed or changed outside of the reconstitution period. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices and the company website.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution occurring on the last Friday in June each year, except that if the last Friday in June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the component stocks are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current value of the Russell 2000 Index is calculated by adding the market values of the component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the available market capitalization of the 2,000 stocks. The available market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the value of the Russell 2000 Index, the applicable divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available to the public for purchase. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

The following types of shares are removed from total market capitalization to arrive at available market capitalization:

•	Corporate cross-owned shares — shares of a company in the Russell 2000 Index held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

•	Large corporate and private holdings — shares held by a listed corporation not in the Russell 2000 Index, by an individual or by a group of individuals acting together if the holding constitutes 10% or more of shares outstanding. However, not to be included in this class are institutional holdings, which are shares held by investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, unless these firms have a direct relationship to the company in the Russell 2000 Index, in which case the holdings are considered strategic holdings and are excluded;

•	ESOP or LESOP shares — shares held by an Employee Stock Ownership Plan (“ESOP”) or a Leveraged Employee Stock Ownership Plan (“LESOP”) that comprise 10% or more of shares outstanding;

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•	Unlisted share classes — classes of common stock that are not traded on a United States securities exchange;

•	Initial public offering lock-ups — shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000 Index; and

•	Government Holdings:

•	Direct government holders — those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders — shares held by government investment boards and/or investment arms will be treated similarly to large private holdings and removed if the holding is greater than 10% of shares outstanding; and

•	Government pensions — any holding by a government pension plan is considered an institutional holding and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index

The Russell 2000 Index is adjusted in response to certain corporate actions when the actions are final. Russell determines whether a corporate action is final based on sources of public information including company press releases, SEC filings, exchange notifications and Bloomberg or other sources that Russell deems reliable. If Russell determines that an action was not final after communication was given to clients, the changes to the Russell 2000 Index will still occur. Prior to the completion of a corporate action, Russell estimates the effective date. Russell then adjusts the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell either (1) applies the action after the close of the current market day (t); or (2) applies the action after the close of the following day (t+1). Russell applies the following methodology guidelines when adjusting the Russell 2000 Index in response to corporate actions:

•	“No Replacement” Rule — Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year will fluctuate according to corporate activity.

•	Mergers and Acquisitions — Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 2000 Index. Deletions due to cash acquisitions may not require delisting confirmation from the exchange, provided all other conditions (regulatory & shareholder) have been satisfied. In the event a merger or acquisition occurs between a member of the Russell 2000 Index and another member of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the merger; hence, if the merger or acquisition occurs between members of the Russell 2000 Index, it has no effect on the Russell 2000 Index’s total capitalization. Cross-ownership of the surviving entity is determined by a weighted average (by market value as of t-1) of the cross-ownership of the two previous companies. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1). If the acquiring company is a member of the Russell 2000 Index but the acquired company is not a member of any Russell index, the acquiring company’s shares are adjusted at month-end. If the acquired company is a member of the Russell 2000 Index but the acquiring company is not a member of any Russell index, there are two possibilities:

•

Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell index. If it is determined that an action is a

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reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day’s trade (when issued trade will not be recognized) following the completion of the merger (t+1), using the market-adjusted breakpoints from the most recent reconstitution. The acquired company will be removed from the current index simultaneously. Cross-ownership will be determined on the basis of the most recent SEC filings.

•	Standard Action — The acquired company is deleted after the action is final. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1).

•	Reincorporations — Members of the Russell 2000 Index that reincorporate to another country are analyzed for country assignment during annual reconstitution, as long as they continue to trade in the United States. Members of the Russell 2000 Index that reincorporate to another country and no longer trade in the United States are immediately deleted from the Russell 2000 Index. Companies that reincorporate to the United States are assessed for membership during annual reconstitution.

•	Reclassifications of Shares (Primary Vehicles) — Primary vehicles will not be assessed or changed outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

•	Rights Offerings — A right offered to shareholders is reflected in the Russell 2000 Index only if the value of the right is at a premium to the market price. If the subscription price is at a premium to the market price, the right is reflected in the Russell 2000 Index at the market open on the ex-date (for both transferable and non-transferable rights). The price is adjusted to account for the value of the right, and shares are increased according to the terms of the offering. If the rate is not available by the market close on the ex-date, the changes will be applied at the end of the subscription period. If the rate becomes available on the ex-date, the changes will be delayed one day. Late notifications also will delay the price and share adjustments by one day. Russell will not apply rights issued in anticipation of a takeover event or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt.

•	Changes to Shares Outstanding — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-Russell index member and other potential changes are updated at the end of the month (with the exception of June) in which the change is reflected in vendor-supplied updates and verified by Russell using an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%. These share changes are communicated to premier clients three trading days prior to month-end and include shares provided by the vendor and verified by Russell four days prior to month-end. The float factor determined at reconstitution is applied to the new shares issued or bought back. If any new shares issued are unavailable according to the filing, that portion will not be added to the Russell 2000 Index.

•

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spun-off companies are added to the parent company’s index and capitalization tier of membership if the spun-off company is sufficiently large. To be eligible, the spun-off company must rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index as of the most recent reconstitution. If the spun-off company is not large enough to be added to the Russell 2000 Index and is not trading on a “when-issued” basis, the Russell 2000 Index will recognize the performance of the spin-off during its first day of trading through a synthetic price/performance of the parent company. This will allow holders one trading day to liquidate positions and replicate the Russell 2000 Index. If the spun-off company is not large enough to be added to the Russell 2000 Index but is trading on a when-issued basis, the Russell 2000 Index will remove the spun-off company’s value by using the when-issued price. If the price of a spin-off is not available, a price will be established by first using an exchange-provided estimate or a Russell-calculated estimate if the exchange does not provide one. At the close of the first day of trading, a synthetic price/performance will be

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calculated to account for the actual opening price of the spin-off. This price/performance is calculated to capture the accurate performance of both the spin-off and parent for the day. Real-time calculations will reflect only the estimated performance of the two companies as actual performance is not captured until end of day.

•	Tender Offers — A company acquired as a result of a tender offer is removed if (1) the initial tender offer has expired, (2) shareholders have validly tendered, not withdrawn, and the share have been accepted for payment, (3) all regulatory requirements have been fulfilled and (4) the acquirer will seek to complete the acquisition via a short-form merger or by compulsorily acquiring any remaining shares outstanding. In the case where a tender offer completes and does not result in the full acquisition of the target company, Russell will make a share adjustment to the target company’s shares, on a date pre-announced by Russell, in cases where the available shares have decreased by 30% or more. Russell does not review partial tender offers and acquisitions.

•	Delisted Stocks — When component stocks are deleted as a result of exchange delisting or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t) or the closing OTC price on the following day (t+1). For stocks continuing to trade on the primary exchange, if Russell determines that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the current day (t), using the last traded price. If, instead, Russell determines that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the following day (t+1), using the closing OTC price. Stocks previously halted that fail to trade on the primary exchange prior to being moved to OTC will always be removed the following day (t+1) at the OTC closing price, regardless of the time of notification.

•	Bankruptcy and Voluntary Liquidations — A company that files for a Chapter 7 liquidation bankruptcy or that files a liquidation plan will be removed from the Russell 2000 Index at the time of filing. When shareholder approval is required to finalize the liquidation plan, Russell will remove the security once shareholder approval has been granted. A company that files for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000 Index, unless the company’s stock is delisted from the primary exchange, in which case normal delisting rules apply. If a company files for bankruptcy, its stock is delisted, and it can be confirmed that the stock will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

•	Stock Distributions — A price adjustment for a stock distribution is applied on the ex-date of the distribution. When the distribution is a fixed amount of stock distributed on the ex-date, Russell increases the number of shares on the ex-date. When the distribution is an undetermined amount of stock based on future earnings and profits to be distributed at a future date, Russell increases the number of shares on the pay-date.

•	Dividends — Gross dividends are included in the daily total return calculation of the Russell 2000 Index on the basis of their ex-dates. The ex-date is used rather than the pay-date because the marketplace price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Stock prices are adjusted to reflect special cash dividends on the ex-date. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as all cash.

•	Halted Stocks — When a stock’s trading has been halted, Russell holds the stock at its most recent closing price until trading is resumed or it is officially delisted. In addition, Russell will review stocks in two categories for removal: (1) stocks halted due to financial difficulty, debt or cash flow issues for a period longer than 40 calendar days and (2) those stocks suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter. Determination for removal will be made on a case-by-case basis and based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. Should removal be deemed appropriate, it will be announced with monthly share changes and removed on month-end at zero value (though for system purposes the actual value used is $0.0001).

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License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE RUSSELL 1000® INDEX

We obtained all information contained in this market measure supplement regarding the Russell 1000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by Russell Investments (“Russell”). Russell is a trade name and registered trademark of Frank Russell Company, which operates through subsidiaries worldwide and is part of the London Stock Exchange Group. Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 1000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 1000 Index in connection with the offer and sale of securities. As of the date of this market measure supplement, we are one of the companies included in the Russell 1000 Index.

General

The Russell 1000 Index is an index calculated, published and disseminated by Russell, and measures the capitalization weighted price performance of 1,000 large-cap stocks (the “component stocks”). All stocks included in the Russell 1000 Index are traded on a major United States exchange. The companies included in the Russell 1000 Index are the 1,000 largest companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest United States companies as determined by total market capitalization and represents approximately 99% of the United States equity market. The Russell 1000 Index is designed to track the performance of the large capitalization segment of the United States equity market. The Russell 1000 Index represents approximately 92.00% of the United States equity market.

The Russell 1000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 1000 Index

The Russell 1000 Index is one of the sub-indices of the Russell 3000ETM Index. To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 1000 Index, a company’s stock must be listed on the last trading day in May of a given year, and Russell must have access to documentation on that date verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to the Russell 1000 Index at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to the Russell 1000 Index during a quarter outside of reconstitution, initial public offerings must meet all eligibility criteria, and as of the most recent reconstitution, must (i) be priced and traded and (ii) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index.

•	United States companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 1000 Index. Russell uses the following method for determining whether a company is a United States company. If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market. The HCIs are as follows:

•	country of incorporation;

•	country of headquarters; and

•	country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

“Russell 1000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

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After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location.

If, however, there is not enough information to determine a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

The following securities are specifically excluded from the Russell Indices: (i) stocks that are not traded on a major United States exchange (Bulletin Board, Pink Sheet and over-the-counter (OTC) securities are not eligible); (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; and (iii) royalty trusts, limited liability companies, closed-end investment companies (due to SEC treatment of reporting, business development companies, or “BDCs,” are no longer eligible effective June 2014 rebalance), blank check companies, special purpose acquisition companies (“SPACs”) and limited partnerships.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000ETM Index and, consequently, the Russell 1000 Index, is total market capitalization, which is defined as the total number of outstanding shares times the closing price of the shares as of the last trading day in May for those securities being considered at annual reconstitution. Initial public offering eligibility is determined each quarter. Common stock, non-restricted exchangeable shares and partnership units/membership interests (in certain cases) are used to calculate a company’s total market capitalization. Exchangeable shares are shares that may be exchanged at any time, at the holder’s option, on a one-for-one basis for common stock. Partnership units/membership interests represent an economic interest in a limited partnership or limited liability company. Russell includes partnership units/membership interests as part of total market capitalization when the company in question is a holding company whose sole asset is its partnership units/membership interests in an underlying entity. In these cases, total market capitalization will be calculated based on 100% of the value of all partnership units/membership interests. Any other form of shares — such as preferred or convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts — is excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

During annual reconstitution, a stock’s closing price on its primary exchange on the last trading day in May is used to determine total market capitalization. If a stock does not trade on its primary exchange, the lowest price from another major United States exchange is used. In cases where multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the total market capitalization calculations. Primary trading vehicles are determined by the last two years’ average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell 1000 Index.

Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 1000 Index.

In addition, companies with only 5% or less of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 1000 Index. When unavailable shares are determined to be 94.5% or greater, this will be rounded to 95%. Also, stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion in the Russell 1000 Index at annual reconstitution. In order to reduce unnecessary turnover, if an existing component stock’s closing price is

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less than $1.00 on its primary exchange on the last trading day in May, it will be considered eligible if the average of the daily closing prices from its primary exchange during the month of May is equal to or greater than $1.00. Furthermore, if a stock, new or existing, does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange on that day, the stock will be eligible for inclusion. Quarterly initial public offering additions must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

Companies that produce unrelated business taxable income (UBTI) are restricted from ownership for tax-exempt investors. In recognition of this, Russell screens all REITs and PTPs, removing any security from eligibility that generates or has historically generated UBTI and has not taken steps to block UBTI to equity holders. The research process is conducted as part of Russell’s annual rebalance effort. Additional screening will not be assessed or changed outside of the reconstitution period. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices and the company website.

The Russell 1000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution occurring on the last Friday in June each year, except that if the last Friday in June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the component stocks are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 1000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current value of the Russell 1000 Index is calculated by adding the market values of the component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the available market capitalization of the 1,000 stocks. The available market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Index on the base date of December 31, 1986. To calculate the Russell 1000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Index. In order to provide continuity for the value of the Russell 1000 Index, the applicable divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available to the public for purchase. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

The following types of shares are removed from total market capitalization to arrive at available market capitalization:

•	Corporate cross-owned shares — shares of a company in the Russell 1000 Index held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

•	Large corporate and private holdings — shares held by a listed corporation not in the Russell 1000 Index, by an individual or by a group of individuals acting together if the holding constitutes 10% or more of shares outstanding. However, not to be included in this class are institutional holdings, which are shares held by investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, unless these firms have a direct relationship to the company in the Russell 1000 Index, in which case the holdings are considered strategic holdings and are excluded;

•	ESOP or LESOP shares — shares held by an Employee Stock Ownership Plan (“ESOP”) or a Leveraged Employee Stock Ownership Plan (“LESOP”) that comprise 10% or more of shares outstanding;

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•	Unlisted share classes — classes of common stock that are not traded on a United States securities exchange;

•	Initial public offering lock-ups — shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 1000 Index; and

•	Government Holdings:

•	Direct government holders — those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders — shares held by government investment boards and/or investment arms will be treated similarly to large private holdings and removed if the holding is greater than 10% of shares outstanding; and

•	Government pensions — any holding by a government pension plan is considered an institutional holding and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Index

The Russell 1000 Index is adjusted in response to certain corporate actions when the actions are final. Russell determines whether a corporate action is final based on sources of public information including company press releases, SEC filings, exchange notifications and Bloomberg or other sources that Russell deems reliable. If Russell determines that an action was not final after communication was given to clients, the changes to the Russell 1000 Index will still occur. Prior to the completion of a corporate action, Russell estimates the effective date. Russell then adjusts the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell either (1) applies the action after the close of the current market day (t); or (2) applies the action after the close of the following day (t+1). Russell applies the following methodology guidelines when adjusting the Russell 1000 Index in response to corporate actions:

•	“No Replacement” Rule — Securities that leave the Russell 1000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Index over a year will fluctuate according to corporate activity.

•	Mergers and Acquisitions — Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 1000 Index. Deletions due to cash acquisitions may not require delisting confirmation from the exchange, provided all other conditions (regulatory & shareholder) have been satisfied. In the event a merger or acquisition occurs between a member of the Russell 1000 Index and another member of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the merger; hence, if the merger or acquisition occurs between members of the Russell 1000 Index, it has no effect on the Russell 1000 Index’s total capitalization. Cross-ownership of the surviving entity is determined by a weighted average (by market value as of t-1) of the cross-ownership of the two previous companies. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1). If the acquiring company is a member of the Russell 1000 Index but the acquired company is not a member of any Russell index, the acquiring company’s shares are adjusted at month-end. If the acquired company is a member of the Russell 1000 Index but the acquiring company is not a member of any Russell index, there are two possibilities:

•

Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell index. If it is determined that an action is a

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reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day’s trade (when issued trade will not be recognized) following the completion of the merger (t+1), using the market-adjusted breakpoints from the most recent reconstitution. The acquired company will be removed from the current index simultaneously. Cross-ownership will be determined on the basis of the most recent SEC filings.

•	Standard Action — The acquired company is deleted after the action is final. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1).

•	Reincorporations — Members of the Russell 1000 Index that reincorporate to another country are analyzed for country assignment during annual reconstitution, as long as they continue to trade in the United States. Members of the Russell 1000 Index that reincorporate to another country and no longer trade in the United States are immediately deleted from the Russell 1000 Index. Companies that reincorporate to the United States are assessed for membership during annual reconstitution.

•	Reclassifications of Shares (Primary Vehicles) — Primary vehicles will not be assessed or changed outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

•	Rights Offerings — A right offered to shareholders is reflected in the Russell 1000 Index only if the value of the right is at a premium to the market price. If the subscription price is at a premium to the market price, the right is reflected in the Russell 1000 Index at the market open on the ex-date (for both transferable and non-transferable rights). The price is adjusted to account for the value of the right, and shares are increased according to the terms of the offering. If the rate is not available by the market close on the ex-date, the changes will be applied at the end of the subscription period. If the rate becomes available on the ex-date, the changes will be delayed one day. Late notifications also will delay the price and share adjustments by one day. Russell will not apply rights issued in anticipation of a takeover event or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt.

•	Changes to Shares Outstanding — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-Russell index member and other potential changes are updated at the end of the month (with the exception of June) in which the change is reflected in vendor-supplied updates and verified by Russell using an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%. These share changes are communicated to premier clients three trading days prior to month-end and include shares provided by the vendor and verified by Russell four days prior to month-end. The float factor determined at reconstitution is applied to the new shares issued or bought back. If any new shares issued are unavailable according to the filing, that portion will not be added to the Russell 1000 Index.

•

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spun-off companies are added to the parent company’s index and capitalization tier of membership if the spun-off company is sufficiently large. To be eligible, the spun-off company must rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index as of the most recent reconstitution. If the spun-off company is not large enough to be added to the Russell 1000 Index and is not trading on a “when-issued” basis, the Russell 1000 Index will recognize the performance of the spin-off during its first day of trading through a synthetic price/performance of the parent company. This will allow holders one trading day to liquidate positions and replicate the Russell 1000 Index. If the spun-off company is not large enough to be added to the Russell 1000 Index but is trading on a when-issued basis, the Russell 1000 Index will remove the spun-off company’s value by using the when-issued price. If the price of a spin-off is not available, a price will be established by first using an exchange-provided estimate or a Russell-calculated estimate if the exchange does not provide one. At the close of the first day of trading, a synthetic price/performance will be

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calculated to account for the actual opening price of the spin-off. This price/performance is calculated to capture the accurate performance of both the spin-off and parent for the day. Real-time calculations will reflect only the estimated performance of the two companies as actual performance is not captured until end of day.

•	Tender Offers — A company acquired as a result of a tender offer is removed if (1) the initial tender offer has expired, (2) shareholders have validly tendered, not withdrawn, and the share have been accepted for payment, (3) all regulatory requirements have been fulfilled and (4) the acquirer will seek to complete the acquisition via a short-form merger or by compulsorily acquiring any remaining shares outstanding. In the case where a tender offer completes and does not result in the full acquisition of the target company, Russell will make a share adjustment to the target company’s shares, on a date pre-announced by Russell, in cases where the available shares have decreased by 30% or more. Russell does not review partial tender offers and acquisitions.

•	Delisted Stocks — When component stocks are deleted as a result of exchange delisting or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t) or the closing OTC price on the following day (t+1). For stocks continuing to trade on the primary exchange, if Russell determines that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the current day (t), using the last traded price. If, instead, Russell determines that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the following day (t+1), using the closing OTC price. Stocks previously halted that fail to trade on the primary exchange prior to being moved to OTC will always be removed the following day (t+1) at the OTC closing price, regardless of the time of notification.

•	Bankruptcy and Voluntary Liquidations — A company that files for a Chapter 7 liquidation bankruptcy or that files a liquidation plan will be removed from the Russell 1000 Index at the time of filing. When shareholder approval is required to finalize the liquidation plan, Russell will remove the security once shareholder approval has been granted. A company that files for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 1000 Index, unless the company’s stock is delisted from the primary exchange, in which case normal delisting rules apply. If a company files for bankruptcy, its stock is delisted, and it can be confirmed that the stock will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

•	Stock Distributions — A price adjustment for a stock distribution is applied on the ex-date of the distribution. When the distribution is a fixed amount of stock distributed on the ex-date, Russell increases the number of shares on the ex-date. When the distribution is an undetermined amount of stock based on future earnings and profits to be distributed at a future date, Russell increases the number of shares on the pay-date.

•	Dividends — Gross dividends are included in the daily total return calculation of the Russell 1000 Index on the basis of their ex-dates. The ex-date is used rather than the pay-date because the marketplace price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Stock prices are adjusted to reflect special cash dividends on the ex-date. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as all cash.

•	Halted Stocks — When a stock’s trading has been halted, Russell holds the stock at its most recent closing price until trading is resumed or it is officially delisted. In addition, Russell will review stocks in two categories for removal: (1) stocks halted due to financial difficulty, debt or cash flow issues for a period longer than 40 calendar days and (2) those stocks suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter. Determination for removal will be made on a case-by-case basis and based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. Should removal be deemed appropriate, it will be announced with monthly share changes and removed on month-end at zero value (though for system purposes the actual value used is $0.0001).

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License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 1000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 1000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 1000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE RUSSELL 3000® INDEX

We obtained all information contained in this market measure supplement regarding the Russell 3000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by Russell Investments (“Russell”). Russell is a trade name and registered trademark of Frank Russell Company, which operates through subsidiaries worldwide and is part of the London Stock Exchange Group. Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 3000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 3000 Index in connection with the offer and sale of securities. As of the date of this market measure supplement, we are one of the companies included in the Russell 3000 Index.

General

The Russell 3000 Index is an index calculated, published, and disseminated by Russell, and measures the capitalization-weighted price performance of 3,000 large-cap stocks (the “component stocks”) and is designed to represent the broad United States equity market. All stocks included in the Russell 3000 Index are traded on a major United States exchange. The companies included in the Russell 3000 Index are the 3,000 largest United States companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest United States companies as determined by total market capitalization and represents approximately 99% of the United States equity market. The Russell 3000 Index consists of the 3,000 companies included in the Russell 1000 Index and the Russell 2000 Index, which are subsets of the Russell 3000ETM Index, and represents approximately 98% of the United States equity market. The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index.

The Russell 3000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 3000 Index

The Russell 3000 Index is one of the sub-indices of the Russell 3000ETM Index. To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 3000 Index, a company’s stock must be listed on the last trading day in May of a given year, and Russell must have access to documentation on that date verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to the Russell 3000 Index at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to the Russell 3000 Index during a quarter outside of reconstitution, initial public offerings must meet all eligibility criteria, and as of the most recent reconstitution, must (i) be priced and traded and (ii) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index.

•	United States companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 3000 Index. Russell uses the following method for determining whether a company is a United States company. If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market. The HCIs are as follows:

•	country of incorporation;

•	country of headquarters; and

•	country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

“Russell 3000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

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After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location.

If, however, there is not enough information to determine a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

The following securities are specifically excluded from the Russell Indices: (i) stocks that are not traded on a major United States exchange (Bulletin Board, Pink Sheet and over-the-counter (OTC) securities are not eligible); (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; and (iii) royalty trusts, limited liability companies, closed-end investment companies (due to SEC treatment of reporting, business development companies, or “BDCs,” are no longer eligible effective June 2014 rebalance), blank check companies, special purpose acquisition companies (“SPACs”) and limited partnerships.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000ETM Index and, consequently, the Russell 3000 Index, is total market capitalization, which is defined as the total number of outstanding shares times the closing price of the shares as of the last trading day in May for those securities being considered at annual reconstitution. Initial public offering eligibility is determined each quarter. Common stock, non-restricted exchangeable shares and partnership units/membership interests (in certain cases) are used to calculate a company’s total market capitalization. Exchangeable shares are shares that may be exchanged at any time, at the holder’s option, on a one-for-one basis for common stock. Partnership units/membership interests represent an economic interest in a limited partnership or limited liability company. Russell includes partnership units/membership interests as part of total market capitalization when the company in question is a holding company whose sole asset is its partnership units/membership interests in an underlying entity. In these cases, total market capitalization will be calculated based on 100% of the value of all partnership units/membership interests. Any other form of shares — such as preferred or convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts — is excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

During annual reconstitution, a stock’s closing price on its primary exchange on the last trading day in May is used to determine total market capitalization. If a stock does not trade on its primary exchange, the lowest price from another major United States exchange is used. In cases where multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the total market capitalization calculations. Primary trading vehicles are determined by the last two years’ average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell 3000 Index.

Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 3000 Index.

In addition, companies with only 5% or less of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index or, consequently, the Russell 3000 Index. When unavailable shares are determined to be 94.5% or greater, this will be rounded to 95%. Also, stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion in the Russell 3000 Index at annual reconstitution. In order to reduce unnecessary turnover, if an existing component stock’s closing price is

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less than $1.00 on its primary exchange on the last trading day in May, it will be considered eligible if the average of the daily closing prices from its primary exchange during the month of May is equal to or greater than $1.00. Furthermore, if a stock, new or existing, does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange on that day, the stock will be eligible for inclusion. Quarterly initial public offering additions must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

Companies that produce unrelated business taxable income (UBTI) are restricted from ownership for tax-exempt investors. In recognition of this, Russell screens all REITs and PTPs, removing any security from eligibility that generates or has historically generated UBTI and has not taken steps to block UBTI to equity holders. The research process is conducted as part of Russell’s annual rebalance effort. Additional screening will not be assessed or changed outside of the reconstitution period. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices and the company website.

The Russell 3000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution occurring on the last Friday in June each year, except that if the last Friday in June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the component stocks are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 3000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current value of the Russell 3000 Index is calculated by adding the market values of the component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the available market capitalization of the 3,000 stocks. The available market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 3000 Index on the base date of December 31, 1986. To calculate the Russell 3000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 3000 Index. In order to provide continuity for the value of the Russell 3000 Index, the applicable divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available to the public for purchase. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

The following types of shares are removed from total market capitalization to arrive at available market capitalization:

•	Corporate cross-owned shares — shares of a company in the Russell 3000 Index held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

•	Large corporate and private holdings — shares held by a listed corporation not in the Russell 3000 Index, by an individual or by a group of individuals acting together if the holding constitutes 10% or more of shares outstanding. However, not to be included in this class are institutional holdings, which are shares held by investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, unless these firms have a direct relationship to the company in the Russell 3000 Index, in which case the holdings are considered strategic holdings and are excluded;

•	ESOP or LESOP shares — shares held by an Employee Stock Ownership Plan (“ESOP”) or a Leveraged Employee Stock Ownership Plan (“LESOP”) that comprise 10% or more of shares outstanding;

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•	Unlisted share classes — classes of common stock that are not traded on a United States securities exchange;

•	Initial public offering lock-ups — shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 3000 Index; and

•	Government Holdings:

•	Direct government holders — those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders — shares held by government investment boards and/or investment arms will be treated similarly to large private holdings and removed if the holding is greater than 10% of shares outstanding; and

•	Government pensions — any holding by a government pension plan is considered an institutional holding and will not be removed from available shares.

Corporate Actions Affecting the Russell 3000 Index

The Russell 3000 Index is adjusted in response to certain corporate actions when the actions are final. Russell determines whether a corporate action is final based on sources of public information including company press releases, SEC filings, exchange notifications and Bloomberg or other sources that Russell deems reliable. If Russell determines that an action was not final after communication was given to clients, the changes to the Russell 3000 Index will still occur. Prior to the completion of a corporate action, Russell estimates the effective date. Russell then adjusts the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell either (1) applies the action after the close of the current market day (t); or (2) applies the action after the close of the following day (t+1). Russell applies the following methodology guidelines when adjusting the Russell 3000 Index in response to corporate actions:

•	“No Replacement” Rule — Securities that leave the Russell 3000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 3000 Index over a year will fluctuate according to corporate activity.

•	Mergers and Acquisitions — Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 3000 Index. Deletions due to cash acquisitions may not require delisting confirmation from the exchange, provided all other conditions (regulatory & shareholder) have been satisfied. In the event a merger or acquisition occurs between a member of the Russell 3000 Index and another member of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the merger; hence, if the merger or acquisition occurs between members of the Russell 3000 Index, it has no effect on the Russell 3000 Index’s total capitalization. Cross-ownership of the surviving entity is determined by a weighted average (by market value as of t-1) of the cross-ownership of the two previous companies. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1). If the acquiring company is a member of the Russell 3000 Index but the acquired company is not a member of any Russell index, the acquiring company’s shares are adjusted at month-end. If the acquired company is a member of the Russell 3000 Index but the acquiring company is not a member of any Russell index, there are two possibilities:

•

Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell index. If it is determined that an action is a

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reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day’s trade (when issued trade will not be recognized) following the completion of the merger (t+1), using the market-adjusted breakpoints from the most recent reconstitution. The acquired company will be removed from the current index simultaneously. Cross-ownership will be determined on the basis of the most recent SEC filings.

•	Standard Action — The acquired company is deleted after the action is final. If Russell is able to determine that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the current day (t). If Russell is able to determine that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the action will be applied after the close of the following day (t+1).

•	Reincorporations — Members of the Russell 3000 Index that reincorporate to another country are analyzed for country assignment during annual reconstitution, as long as they continue to trade in the United States. Members of the Russell 3000 Index that reincorporate to another country and no longer trade in the United States are immediately deleted from the Russell 3000 Index. Companies that reincorporate to the United States are assessed for membership during annual reconstitution.

•	Reclassifications of Shares (Primary Vehicles) — Primary vehicles will not be assessed or changed outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

•	Rights Offerings — A right offered to shareholders is reflected in the Russell 3000 Index only if the value of the right is at a premium to the market price. If the subscription price is at a premium to the market price, the right is reflected in the Russell 3000 Index at the market open on the ex-date (for both transferable and non-transferable rights). The price is adjusted to account for the value of the right, and shares are increased according to the terms of the offering. If the rate is not available by the market close on the ex-date, the changes will be applied at the end of the subscription period. If the rate becomes available on the ex-date, the changes will be delayed one day. Late notifications also will delay the price and share adjustments by one day. Russell will not apply rights issued in anticipation of a takeover event or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt.

•	Changes to Shares Outstanding — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-Russell index member and other potential changes are updated at the end of the month (with the exception of June) in which the change is reflected in vendor-supplied updates and verified by Russell using an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%. These share changes are communicated to premier clients three trading days prior to month-end and include shares provided by the vendor and verified by Russell four days prior to month-end. The float factor determined at reconstitution is applied to the new shares issued or bought back. If any new shares issued are unavailable according to the filing, that portion will not be added to the Russell 3000 Index.

•

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spun-off companies are added to the parent company’s index and capitalization tier of membership if the spun-off company is sufficiently large. To be eligible, the spun-off company must rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000ETM Index as of the most recent reconstitution. If the spun-off company is not large enough to be added to the Russell 3000 Index and is not trading on a “when-issued” basis, the Russell 3000 Index will recognize the performance of the spin-off during its first day of trading through a synthetic price/performance of the parent company. This will allow holders one trading day to liquidate positions and replicate the Russell 3000 Index. If the spun-off company is not large enough to be added to the Russell 3000 Index but is trading on a when-issued basis, the Russell 3000 Index will remove the spun-off company’s value by using the when-issued price. If the price of a spin-off is not available, a price will be established by first using an exchange-provided estimate or a Russell-calculated estimate if the exchange does not provide one. At the close of the first day of trading, a synthetic price/performance will be

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calculated to account for the actual opening price of the spin-off. This price/performance is calculated to capture the accurate performance of both the spin-off and parent for the day. Real-time calculations will reflect only the estimated performance of the two companies as actual performance is not captured until end of day.

•	Tender Offers — A company acquired as a result of a tender offer is removed if (1) the initial tender offer has expired, (2) shareholders have validly tendered, not withdrawn, and the share have been accepted for payment, (3) all regulatory requirements have been fulfilled and (4) the acquirer will seek to complete the acquisition via a short-form merger or by compulsorily acquiring any remaining shares outstanding. In the case where a tender offer completes and does not result in the full acquisition of the target company, Russell will make a share adjustment to the target company’s shares, on a date pre-announced by Russell, in cases where the available shares have decreased by 30% or more. Russell does not review partial tender offers and acquisitions.

•	Delisted Stocks — When component stocks are deleted as a result of exchange delisting or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t) or the closing OTC price on the following day (t+1). For stocks continuing to trade on the primary exchange, if Russell determines that the action is final prior to 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the current day (t), using the last traded price. If, instead, Russell determines that the action is final after 1:00 p.m. Eastern Standard Time on a given day, the deletes will be applied after the close of the following day (t+1), using the closing OTC price. Stocks previously halted that fail to trade on the primary exchange prior to being moved to OTC will always be removed the following day (t+1) at the OTC closing price, regardless of the time of notification.

•	Bankruptcy and Voluntary Liquidations — A company that files for a Chapter 7 liquidation bankruptcy or that files a liquidation plan will be removed from the Russell 3000 Index at the time of filing. When shareholder approval is required to finalize the liquidation plan, Russell will remove the security once shareholder approval has been granted. A company that files for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 3000 Index, unless the company’s stock is delisted from the primary exchange, in which case normal delisting rules apply. If a company files for bankruptcy, its stock is delisted, and it can be confirmed that the stock will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

•	Stock Distributions — A price adjustment for a stock distribution is applied on the ex-date of the distribution. When the distribution is a fixed amount of stock distributed on the ex-date, Russell increases the number of shares on the ex-date. When the distribution is an undetermined amount of stock based on future earnings and profits to be distributed at a future date, Russell increases the number of shares on the pay-date.

•	Dividends — Gross dividends are included in the daily total return calculation of the Russell 3000 Index on the basis of their ex-dates. The ex-date is used rather than the pay-date because the marketplace price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Stock prices are adjusted to reflect special cash dividends on the ex-date. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as all cash.

•	Halted Stocks — When a stock’s trading has been halted, Russell holds the stock at its most recent closing price until trading is resumed or it is officially delisted. In addition, Russell will review stocks in two categories for removal: (1) stocks halted due to financial difficulty, debt or cash flow issues for a period longer than 40 calendar days and (2) those stocks suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter. Determination for removal will be made on a case-by-case basis and based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. Should removal be deemed appropriate, it will be announced with monthly share changes and removed on month-end at zero value (though for system purposes the actual value used is $0.0001).

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License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 3000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 3000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 3000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 3000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 3000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 3000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE S&P 500® INDEX

We obtained all information contained in this market measure supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 500 Index in connection with the offer and sale of securities. As of the date of this market measure supplement, we are one of the companies included in the S&P 500 Index.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P 500 Index.

General

The S&P 500 Index is published by S&P Dow Jones and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500 Index covers approximately 80% of the United States equity market.

The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any component stock of the S&P 500 Index was calculated as the product of the market price per share and the number of the then-outstanding shares of such component stock. As discussed below, the index sponsor began to use a new methodology to calculate the Market Value of the component stocks during March 2005 and completed its transition to the new calculation methodology during September 2005.

S&P Dow Jones chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P Dow Jones uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P Dow Jones include that the company must be a U.S. company, the financial viability of the particular company, the market capitalization of that company (which currently must be $5.3 billion or greater), the public float of that company (which must represent at least 50% of the outstanding shares of that stock), the contribution of that company to the index’s sector balance, and adequate liquidity (the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date). Continued index membership is not necessarily subject to these guidelines. S&P Dow Jones aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, the index sponsor announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. The index sponsor’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P Dow Jones calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P Dow Jones identifies shareholders that it determines to be concerned with control of a company and therefore whose holdings are subject to float adjustment. Such control shareholders generally include:

1.	Officers and directors

2.	Private equity, venture capital and special equity firms

3.	Shares held for control by another publicly traded company

4.	Strategic partners

5.	Holders of restricted shares

6.	Employee stock ownership plans

7.	Foundations associated with the company

8.	Holders of unlisted share classes of stock

9.	Government entities at all levels except government retirement/pension funds

10.	Any individual person who controls a 5% or greater stake in a company as reported in regulatory filings

Where holdings by a single block of control shareholders exceed 5% of the outstanding shares of a company, all holdings of that block are excluded from the float-adjusted count of shares to be used in the index calculation. Officers and directors are considered a single control block for purposes of this 5% test. However, officers and directors are excluded from the float-adjusted count even if they (as a group) do not meet the 5% minimum threshold, provided that there is another control block greater than 5%, thus enabling total float to surpass the 5% minimum threshold. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

As of the date of this market measure supplement, for each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more control blocks where the holdings of the control block exceed the minimum threshold as described above, by the total shares outstanding. The float-adjusted index is then calculated by: dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P Dow Jones calculates the weighted average IWF for each stock using the proportion of the

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total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

S&P Dow Jones has announced that, effective with the September 2015 rebalance, each class of stock for a company with multiple share classes will be separately evaluated for inclusion, and separately weighted, in the S&P 500 Index. Index membership eligibility for a company with multiple share classes will continue to be based on the total market capitalization of the company. However, the decision to include each publicly listed share class will be evaluated class by class. Listed share classes not already in the S&P 500 Index would need to pass the then current liquidity and float criteria used to evaluate companies for inclusion in the S&P 500 Index, but not market capitalization criteria (which is only considered at the company level). Once a listed share class is added to the S&P 500 Index, it will be retained in the S&P 500 Index even though it may appear to violate certain criteria for inclusion in the S&P 500 Index. Listed share class deletions will be at the discretion of the governing index committee. The weight of each share class in the S&P 500 Index will only reflect its own float, not the combined float of all company share classes. It is possible that one listed share class may be included in the S&P 500 Index while a second listed share class of the same company is excluded. Unlisted share classes will not be combined with any other listed share classes, but these unlisted share classes will be included in the company total market capitalization.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

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Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading on the following Friday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

MMS-66

License Agreement

We and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P 500 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

MMS-67

THE S&P 100® INDEX

We obtained all information contained in this market measure supplement regarding the S&P 100® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, the S&P 100 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 100 Index in connection with the offer and sale of securities. As of the date of this market measure supplement, we are one of the companies included in the S&P 100 Index.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P 100 Index.

General

The S&P 100 Index, a subset of the S&P 500 Index, is published by S&P Dow Jones and measures the performance of large-cap companies in the United States. The S&P 100 Index comprises 100 major, blue-chip companies across multiple industry groups. The S&P 100 Index consists of 100 companies, which are among the larger and more stable companies of the S&P 500 Index, and must have listed options. Sector balance is also considered in the selection of the companies in the S&P 100 Index.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange, which later transferred the S&P 100 Index to S&P Dow Jones for management. The S&P 100 Index is maintained by the S&P Dow Jones Index Committee, which also oversees the S&P 500 Index and other S&P Dow Jones equity indices.

The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period. Historically, the “Market Value” of any component stock of the S&P 100 Index was calculated as the product of the market price per share and the number of the then-outstanding shares of such component stock. As discussed below, the index sponsor began to use a new methodology to calculate the Market Value of the component stocks during March 2005 and the index sponsor completed its transition to the new calculation methodology during September 2005.

The S&P 100 Index is subject to the criteria for additions and deletions for the S&P 500 Index. Relevant criteria employed by S&P Dow Jones include that the company must be a U.S. company, the financial viability of the particular company, the market capitalization of that company (which currently must be $5.3 billion or greater), the public float of that company (which must represent at least 50% of the outstanding shares of that stock), the contribution of that company to the index’s sector balance, and adequate liquidity (the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date). Continued index membership is not necessarily subject to these guidelines. S&P Dow Jones aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 100 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The S&P 100 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 100® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Computation of the S&P 100 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, the index sponsor announced that it would transition the S&P 100 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. The index sponsor’s criteria for selecting stock for the S&P 100 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 100 Index (i.e., its Market Value). Currently, S&P Dow Jones calculates the S&P 100 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 100 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 100 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P Dow Jones identifies shareholders that it determines to be concerned with control of a company and therefore whose holdings are subject to float adjustment. Such control shareholders generally include:

1.	Officers and directors

2.	Private equity, venture capital and special equity firms

3.	Shares held for control by another publicly traded company

4.	Strategic partners

5.	Holders of restricted shares

6.	Employee stock ownership plans

7.	Foundations associated with the company

8.	Holders of unlisted share classes of stock

9.	Government entities at all levels except government retirement/pension funds

10.	Any individual person who controls a 5% or greater stake in a company as reported in regulatory filings

Where holdings by a single block of control shareholders exceed 5% of the outstanding shares of a company, all holdings of that block are excluded from the float-adjusted count of shares to be used in the index calculation. Officers and directors are considered a single control block for purposes of this 5% test. However, officers and directors are excluded from the float-adjusted count even if they (as a group) do not meet the 5% minimum threshold, provided that there is another control block greater than 5%, thus enabling total float to surpass the 5% minimum threshold. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

As of the date of this market measure supplement, for each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more control blocks where the holdings of the control block exceed the minimum threshold as described above, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P Dow Jones calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

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S&P Dow Jones has announced that, effective with the September 2015 rebalance, each class of stock for a company with multiple share classes will be separately evaluated for inclusion, and separately weighted, in the S&P 100 Index. Index membership eligibility for a company with multiple share classes will continue to be based on the total market capitalization of the company. However, the decision to include each publicly listed share class will be evaluated class by class. Listed share classes not already in the S&P 100 Index would need to pass the then current liquidity and float criteria used to evaluate companies for inclusion in the S&P 100 Index, but not market capitalization criteria (which is only considered at the company level). Once a listed share class is added to the S&P 100 Index, it will be retained in the S&P 100 Index even though it may appear to violate certain criteria for inclusion in the S&P 100 Index. Listed share class deletions will be at the discretion of the governing index committee. The weight of each share class in the S&P 100 Index will only reflect its own float, not the combined float of all company share classes. It is possible that one listed share class may be included in the S&P 100 Index while a second listed share class of the same company is excluded. Unlisted share classes will not be combined with any other listed share classes, but these unlisted share classes will be included in the company total market capitalization.

The S&P 100 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 100 Index reflects the total Market Value of all the component stocks relative to the S&P 100’s base period. The daily calculation of the S&P 100 Index is computed by dividing the Market Value of the S&P 100 component stocks by the index divisor.

The S&P 100 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 100 constituents’ share capital after the base period. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 100 Index remains constant. This helps maintain the level of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 100 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

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Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 100 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading on the following Friday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P 100 Index in connection with the issuance of the securities.

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The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 100 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P 100 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 100 Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P MIDCAP 400® INDEX

We obtained all information contained in this market measure supplement regarding the S&P MidCap 400® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, the S&P MidCap 400 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P MidCap 400 Index in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P MidCap 400 Index.

General

The S&P MidCap 400 Index is published by S&P Dow Jones, is comprised of 400 companies with mid-sized market capitalizations ranging from $1.4 billion to $5.9 billion and covers over 7% of the United States equities market. The S&P MidCap 400 Index is intended to provide an accurate measure of mid-sized companies, reflecting the risk and return characteristics of the broader mid-cap universe on an on-going basis.

The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991. Historically, the “Market Value” of any component stock of the S&P MidCap 400 Index was calculated as the product of the market price per share and the number of the then-outstanding shares of such component stock. As discussed below, the index sponsor began to use a new methodology to calculate the Market Value of the component stocks during March 2005 and the index sponsor completed its transition to the new calculation methodology during September 2005.

S&P Dow Jones chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P Dow Jones uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P Dow Jones include that the company must be U.S. company, the financial viability of the particular company, the market capitalization of that company, the public float of that company (which must represent at least 50% of the outstanding shares of that stock), the contribution of that company to the index’s sector balance, and adequate liquidity (the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date). Continued index membership is not necessarily subject to these guidelines. S&P Dow Jones aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The S&P MidCap 400 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P MidCap 400® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Computation of the S&P MidCap 400 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, the index sponsor announced that it would transition the S&P MidCap 400 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. The index sponsor’s criteria for selecting stock for the S&P MidCap 400 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P MidCap 400 Index (i.e., its Market Value). Currently, S&P Dow Jones calculates the S&P MidCap 400 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P MidCap 400 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P MidCap 400 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P Dow Jones identifies shareholders that it determines to be concerned with control of a company and therefore whose holdings are subject to float adjustment. Such control shareholders generally include:

1.	Officers and directors

2.	Private equity, venture capital and special equity firms

3.	Shares held for control by another publicly traded company

4.	Strategic partners

5.	Holders of restricted shares

6.	Employee stock ownership plans

7.	Foundations associated with the company

8.	Holders of unlisted share classes of stock

9.	Government entities at all levels except government retirement/pension funds

10.	Any individual person who controls a 5% or greater stake in a company as reported in regulatory filings

Where holdings by a single block of control shareholders exceed 5% of the outstanding shares of a company, all holdings of that block are excluded from the float-adjusted count of shares to be used in the index calculation. Officers and directors are considered a single control block for purposes of this 5% test. However, officers and directors are excluded from the float-adjusted count even if they (as a group) do not meet the 5% minimum threshold, provided that there is another control block greater than 5%, thus enabling total float to surpass the 5% minimum threshold. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

As of the date of this market measure supplement, for each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more control blocks where the holdings of the control block exceed the minimum threshold as described above, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P Dow Jones calculates the weighted average IWF for each stock using the proportion of the

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total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

S&P Dow Jones has announced that, effective with the September 2015 rebalance, each class of stock for a company with multiple share classes will be separately evaluated for inclusion, and separately weighted, in the S&P MidCap 400 Index. Index membership eligibility for a company with multiple share classes will continue to be based on the total market capitalization of the company. However, the decision to include each publicly listed share class will be evaluated class by class. Listed share classes not already in the S&P MidCap 400 Index would need to pass the then current liquidity and float criteria used to evaluate companies for inclusion in the S&P MidCap 400 Index, but not market capitalization criteria (which is only considered at the company level). Once a listed share class is added to the S&P MidCap 400 Index, it will be retained in the S&P MidCap 400 Index even though it may appear to violate certain criteria for inclusion in the S&P MidCap 400 Index. Listed share class deletions will be at the discretion of the governing index committee. The weight of each share class in the S&P MidCap 400 Index will only reflect its own float, not the combined float of all company share classes. It is possible that one listed share class may be included in the S&P MidCap 400 Index while a second listed share class of the same company is excluded. Unlisted share classes will not be combined with any other listed share classes, but these unlisted share classes will be included in the company total market capitalization.

The S&P MidCap 400 Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400 Index reflects the total Market Value of all the component stocks relative to the S&P MidCap 400 base date of June 28, 1991. The daily calculation of the S&P MidCap 400 Index is computed by dividing the Market Value of the S&P MidCap 400 component stocks by the index divisor.

The S&P MidCap 400 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P MidCap 400 constituents’ share capital after the base date of June 28, 1991 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P MidCap 400 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap 400 Index require an index divisor adjustment. By A-63 adjusting the index divisor for the change in total Market Value, the level of the S&P MidCap 400 Index remains constant. This helps maintain the level of the S&P MidCap 400 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap 400 Index does not reflect the corporate actions of individual companies in the S&P MidCap 400 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P MidCap 400 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

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Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P MidCap 400 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap 400 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap 400 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P MidCap 400 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading on the following Friday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

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License Agreement

We and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P MidCap 400 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P MidCap 400 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P MidCap 400 Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

MMS-77

THE S&P SMALLCAP 600® INDEX

We obtained all information contained in this market measure supplement regarding the S&P SmallCap 600® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, the S&P SmallCap 600 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P SmallCap 600 Index in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P MidCap 400 Index.

General

The S&P SmallCap 600 Index is published by S&P Dow Jones, is comprised of 600 companies with small-sized market capitalizations ranging from $400 million to $1.8 billion. The S&P SmallCap 600 Index is intended to provide an accurate measure of small companies, reflecting the risk and return characteristics of the broader small-cap universe on an on-going basis.

The calculation of the value of the S&P SmallCap 600 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 600 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 600 similar companies on the base date of December 31, 1993. Historically, the “Market Value” of any component stock of the S&P SmallCap 600 Index was calculated as the product of the market price per share and the number of the then-outstanding shares of such component stock. As discussed below, the index sponsor began to use a new methodology to calculate the Market Value of the component stocks during March 2015 and the index sponsor completed its transition to the new calculation methodology during September 2005.

S&P Dow Jones chooses companies for inclusion in the S&P SmallCap 600 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P Dow Jones uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P Dow Jones include that the company must be a U.S. company, the financial viability of the particular company, the market capitalization of that company, the public float of that company (which must represent at least 50% of the outstanding shares of that stock), the contribution of that company to the index’s sector balance, and adequate liquidity (the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date). Continued index membership is not necessarily subject to these guidelines. S&P Dow Jones aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P SmallCap 600 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The S&P SmallCap 600 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P SmallCap 600® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Computation of the S&P SmallCap 600 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, the index sponsor announced that it would transition the S&P SmallCap 600 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. The index sponsor’s criteria for selecting stock for the S&P SmallCap 600 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P SmallCap 600 Index (i.e., its Market Value). Currently, S&P Dow Jones calculates the S&P SmallCap 600 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P SmallCap 600 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P SmallCap 600 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P Dow Jones identifies shareholders that it determines to be concerned with control of a company and therefore whose holdings are subject to float adjustment. Such control shareholders generally include:

1.	Officers and directors

2.	Private equity, venture capital and special equity firms

3.	Shares held for control by another publicly traded company

4.	Strategic partners

5.	Holders of restricted shares

6.	Employee stock ownership plans

7.	Foundations associated with the company

8.	Holders of unlisted share classes of stock

9.	Government entities at all levels except government retirement/pension funds

10.	Any individual person who controls a 5% or greater stake in a company as reported in regulatory filings

Where holdings by a single block of control shareholders exceed 5% of the outstanding shares of a company, all holdings of that block are excluded from the float-adjusted count of shares to be used in the index calculation. Officers and directors are considered a single control block for purposes of this 5% test. However, officers and directors are excluded from the float-adjusted count even if they (as a group) do not meet the 5% minimum threshold, provided that there is another control block greater than 5%, thus enabling total float to surpass the 5% minimum threshold. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

As of the date of this market measure supplement, for each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more control blocks where the holdings of the control block exceed the minimum threshold as described above, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company

MMS-79

market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

S&P Dow Jones has announced that, effective with the September 2015 rebalance, each class of stock for a company with multiple share classes will be separately evaluated for inclusion, and separately weighted, in the S&P SmallCap 600 Index. Index membership eligibility for a company with multiple share classes will continue to be based on the total market capitalization of the company. However, the decision to include each publicly listed share class will be evaluated class by class. Listed share classes not already in the S&P SmallCap 600 Index would need to pass the then current liquidity and float criteria used to evaluate companies for inclusion in the S&P SmallCap 600 Index, but not market capitalization criteria (which is only considered at the company level). Once a listed share class is added to the S&P SmallCap 600 Index, it will be retained in the S&P SmallCap 600 Index even though it may appear to violate certain criteria for inclusion in the S&P SmallCap 600 Index. Listed share class deletions will be at the discretion of the governing index committee. The weight of each share class in the S&P SmallCap 600 Index will only reflect its own float, not the combined float of all company share classes. It is possible that one listed share class may be included in the S&P SmallCap 600 Index while a second listed share class of the same company is excluded. Unlisted share classes will not be combined with any other listed share classes, but these unlisted share classes will be included in the company total market capitalization.

The S&P SmallCap 600 Index is calculated using a base-weighted aggregate methodology: the level of the S&P SmallCap 600 Index reflects the total Market Value of all the component stocks relative to the S&P SmallCap 600 base date of December 31, 1993. The daily calculation of the S&P SmallCap 600 Index is computed by dividing the Market Value of the S&P SmallCap 600 component stocks by the index divisor.

The S&P SmallCap 600 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P SmallCap 600 constituents’ share capital after the base date of December 31, 1993 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P SmallCap 600 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P SmallCap 600 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P SmallCap 600 Index remains constant. This helps maintain the level of the S&P SmallCap 600 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P SmallCap 600 Index does not reflect the corporate actions of individual companies in the S&P SmallCap 600 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P SmallCap 600 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P SmallCap 600 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

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Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P SmallCap 600 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P SmallCap 600 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P SmallCap 600 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P SmallCap 600 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P SmallCap 600 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading on the following Friday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

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License Agreement

We and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P SmallCap 600 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P SmallCap 600 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P SmallCap 600 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P SmallCap 600 Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P HOMEBUILDERS SELECT INDUSTRY INDEX

We obtained all information contained in this market measure supplement regarding the S&P Homebuilders Select Industry Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”), the sponsor of the S&P Homebuilders Select Industry Index. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P Homebuilders Select Industry Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P Homebuilders Select Industry Index in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P Homebuilders Select Industry Index.

General

The S&P Homebuilders Select Industry Index (the “S&P Homebuilders Index”) is an equally-weighted index that is designed to measure the performance of the homebuilders sub-industry of the S&P® Total Market Index (the “S&P TM Index”), a benchmark that measures the performance of the United States equity market. The S&P TM Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Select Market and the NASDAQ Capital Market. Only United States companies are eligible for inclusion in the S&P TM Index. The S&P Homebuilders Index is one of the 25 S&P Select Industry Indices (collectively, the “Select Industry Indices” and each, a “Select Industry Index”), each designed to measure the performance of a sub-industry or group of sub-industries based on the Global Industry Classification Standards (“GICS”). The S&P Homebuilders Index includes companies in the following sub-industries: homebuilding, building products, home furnishings, home improvement retail, homefurnishing retail and household appliances. Each of the component stocks in the S&P Homebuilders Index is a constituent company within the homebuilding sub-industry of the S&P TM Index.

The S&P Homebuilders Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Inclusion Criteria

To be eligible for inclusion in a Select Industry Index, including the S&P Homebuilders Index, companies must be in the S&P TM Index, must be included in the relevant GICS sub-industry (e.g., homebuilding) and must satisfy one of the two following combined size and liquidity criteria:

•	float-adjusted market capitalization above $500 million and float-adjusted liquidity ratio (“FALR”) above 90%; or

•	float-adjusted market capitalization above $400 million and FALR above 150%.

The S&P Homebuilders Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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All companies satisfying the above requirements are included in the applicable Select Industry Index. The total number of companies in each Select Industry Index should be at least 35. If there are fewer than 35 stocks in a Select Industry Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds above, are included in order of their float-adjusted market capitalization to reach 35 constituents. Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in each Select Industry Index as of each rebalancing effective date. Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $300 million or their FALR falls below 50%.

Eligibility Factors

Market Capitalization. Float-adjusted market capitalization should be at least $400 million for index inclusion. Existing index components must have a float-adjusted market capitalization of $300 million to remain in the index at each rebalancing.

Liquidity. The liquidity measurement used is a liquidity ratio, defined by dollar value traded over the previous 12 months divided by float-adjusted market capitalization as of the index-rebalancing date. Stocks having a float-adjusted market capitalization above $500 million must have a liquidity ratio greater than 90% to be eligible for addition to a Select Industry Index. Stocks having a float-adjusted market capitalization between $400 and $500 million must have a liquidity ratio greater than 150% to be eligible for addition to a Select Industry Index. Existing index constituents must have a liquidity ratio greater than 50% to remain in a Select Industry Index at the quarterly rebalancing. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history.

Domicile. Only U.S. companies are eligible for inclusion in the Select Industry Indices.

Takeover Restrictions. At the discretion of S&P, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index.

Turnover. S&P believes turnover in index membership should be avoided when possible. At times a company may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS sub-industries.

Index Construction and Calculations

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on December 17, 1999. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, stocks are initially equally-weighted using closing prices as of the second Friday of the last month of quarter as the reference price. Adjustments are then made to ensure that there are no stocks whose weight in the applicable Select Industry Index is more than can be traded in a single day for a $500 million portfolio.

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S&P calculates a maximum basket liquidity weight for each stock in the applicable Select Industry Index using the ratio of its three-month average daily value traded to $500 million. Each stock’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater than 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P will make no further adjustments.

Timing of Changes

Additions. Companies are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new company will be added to the applicable Select Industry Index at the weight of the deleted constituent. In the case of mergers involving at least one index constituent, the merged company will remain in the applicable Select Industry Index if it meets all of the eligibility requirements. The merged company will be added to the applicable Select Industry Index at the weight of the pre-merger index constituent. If both companies involved in a merger are index constituents, the merged company will be added at the weight of the company deemed the acquirer in the transaction. In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action. If the S&P TM Index treats the pre- and post-spun company as a deletion/addition action, using the stock’s when-issued price, the applicable Select Industry Index will treat the spin-off this way as well.

Deletions. A company is deleted from the applicable Select Industry Index if the S&P TM Index drops the constituent. If a constituent deletion causes the number of companies in the relevant index to fall below 22, each stock deletion is accompanied with a stock addition. In case of GICS changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Index Maintenance

The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P TM Index Actions

S&P TM Index Action	Adjustment Made to index	Divisor Adjustment?
Constituent deletion	If the constituent is a member of the applicable Select Industry Index, it is dropped.	Yes

Constituent addition	Only in cases where the deletion causes the component count to fall below 22 stocks, then the dropped stock is accompanied by an add assuming the weight of the dropped stock.	No, except in the case of stocks removed at $0.00
For equal and modified market cap weighted indices, when a stock is removed from an index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

Share changes between quarterly share adjustments	None.	No

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Quarterly share changes	There is no direct adjustment, however, on the same date the applicable Select Industry Index rebalancing will take place.	Only because of the index rebalancing.

GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the applicable Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Corporate Action	Adjustment Made to index	Divisor Adjustment?
Spin-off	In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.	No

Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). Index shares change so that the company’s weight remains the same as its weight before the rights offering.	No

Stock Dividend, Stock Split, Reverse Stock Split	Index shares are multiplied by and price is divided by the split factor.	No

Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No

Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

License Agreement

We and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P Homebuilders Select Industry Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Homebuilders Select Industry Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P Homebuilders Select Industry Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P Homebuilders Select Industry Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in

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the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P HOMEBUILDERS SELECT INDUSTRY INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P HOMEBUILDERS SELECT INDUSTRY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE SELECT SECTOR INDICES

We obtained all information contained in this market measure supplement regarding the Energy Select Sector Index, the Financial Select Sector Index, the Industrial Select Sector Index and the Technology Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor or BofA Merrill Lynch Research, as index compilation Agent (the “Index Compilation Agent”). S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, any Select Sector Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to any Select Sectors Index in connection with the offer and sale of securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the Select Sector Indices.

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500 Index. The Energy Select Sector Index includes companies in the following industries: oil, gas and consumable fuels and energy equipment and services. The Energy Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index, each of which we refer to as a “Select Sector Index.”

The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500 Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts, consumer finance, thrifts and mortgage finance and real estate management and development. The Financial Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index, each of which we refer to as a “Select Sector Index.” As of the date of this market measure supplement, we are one of the companies included in the Financial Select Sector Index.

The Industrial Select Sector Index

The Industrial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the industrial sector of the S&P 500 Index. The Industrial Select Sector Index includes companies in the following industries: aerospace and defense, industrial conglomerates, machinery, road and rail, air freight and logistics, commercial services and supplies, electrical equipment, construction and engineering, trading companies and distributors, airlines, transportation infrastructure and building products. The Industrial Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index, each of which we refer to as a “Select Sector Index.”

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the technology sector of the S&P 500 Index. The Technology Select Sector Index includes companies in the following industries: computers and peripherals; software; diversified telecommunications services; communications equipment; semiconductors and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services; and office electronics. The Technology Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500 Index, each of which we refer to as a “Select Sector Index.”

The Select Sector Indices are a product of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC.

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Construction and Maintenance of the Select Sector Indices

The Select Sector Indices are developed, maintained and calculated in accordance with the following criteria:

•	Constituents. Each of the component stocks in the Select Sector Indices (the “Component Stocks”) is a constituent company of the S&P 500 Index. Each stock in the S&P 500 Index is allocated to one and only one of the Select Sector Indices. For a description of the selection criteria for the S&P 500 Index, see “Description of Equity Indices—S&P 500® Index” in this market measure supplement.”

•	Sector Classification. S&P Dow Jones, in consultation with the Index Compilation Agent, assigns index constituents of the S&P 500 Index to a Select Sector Index based on that constituent’s classification under the Global Industry Classification Standard (GICS). The sectors are defined as follows: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Technology (combination of Information Technology & Telecommunication Services sector) and Utilities.

•	Calculation. The Select Sector Indices are calculated by S&P Dow Jones using a modified “market capitalization” methodology subject to a capping methodology that implements Internal Revenue Code diversification requirements that are applicable to exchange-traded funds, as described below. Other than this capping methodology, the Select Sector Indices are calculated and maintained on the same basis as the S&P 500 Index, which is described under “Description of Equity Indices—S&P 500® Index” in this market measure supplement.

•	Capping Methodology. For reweighting purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures:

1.	The rebalancing reference date is two business days prior to the last calculation day of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, and membership, shares outstanding, and other metrics as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as described below.

3.	The Select Sector Indices are first evaluated based on their companies’ modified market capitalization weights to ensure none of the Select Sector Indices breach the maximum allowable limits defined in paragraphs 4 and 7 below. If a Select Sector Index breaches any of the allowable limits, the companies are reweighted based on their float-adjusted market capitalization weights calculated using the prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date.

4.	If any company has a weight greater than 24%, that company has its float-adjusted market capitalization weight capped at 23%. The cap is set to 23% to allow for a 2% buffer. This buffer is needed to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

5.	All excess weight is equally redistributed to all uncapped companies within the relevant Select Sector Capped Index.

6.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

7.	The sum of the companies with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

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8.	If the rule in paragraph 7 is breached, all the companies are ranked in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. The weight of this company is, then, reduced to 4.6%.

9.	This excess weight is equally redistributed to all companies with weights below 4.6%. This process is repeated iteratively until paragraph 7 is satisfied.

10.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

License Agreement

We and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Select Sector Indices in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of any Select Sector Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Select Sector Indices which are determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating any Select Sector Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

MMS-90

DESCRIPTION OF EXCHANGE TRADED FUNDS

THE iSHARES® DOW JONES U.S. REAL ESTATE ETF

The iShares® Dow Jones U.S. Real Estate ETF is issued by the iShares Trust, a registered investment company. The iShares Dow Jones U.S. Real Estate ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Index. For a description of the Dow Jones U.S. Real Estate Index, please see “Description of Equity Indices—Dow Jones U.S. Real Estate Index” in this market measure supplement.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The iShares Dow Jones U.S. Real Estate ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IYR.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the iShares Dow Jones U.S. Real Estate ETF. We have derived all disclosures contained in this market measure supplement regarding the iShares Dow Jones U.S. Real Estate ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares Dow Jones U.S. Real Estate ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares Dow Jones U.S. Real Estate ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares Dow Jones U.S. Real Estate ETF (and therefore the price of the iShares Dow Jones U.S. Real Estate ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares Dow Jones U.S. Real Estate ETF could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares Dow Jones U.S. Real Estate ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares Dow Jones U.S. Real Estate ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares Dow Jones U.S. Real Estate ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

MMS-91

THE iSHARES® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is issued by the iShares Trust, a registered investment company. The iShares MSCI EAFE ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. For a description of the MSCI EAFE Index, please see “Description of Equity Indices—MSCI EAFE Index®” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The iShares MSCI EAFE ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the iShares MSCI EAFE ETF. We have derived all disclosures contained in this market measure supplement regarding the iShares MSCI EAFE ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares MSCI EAFE ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares MSCI EAFE ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares MSCI EAFE ETF (and therefore the price of the iShares MSCI EAFE ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares MSCI EAFE ETF could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares MSCI EAFE ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares MSCI EAFE ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares MSCI EAFE ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

MMS-92

THE iSHARES® MSCI EMERGING MARKETS ETF

The iShares® MSCI Emerging Markets ETF is issued by iShares, Inc., a registered investment company. The iSharesMSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. For a description of the MSCI Emerging Markets Index, please see “Description of Equity Indices—MSCI Emerging Markets IndexSM” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 33-97598 and 811-09102 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The iShares MSCI Emerging Markets ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the iShares MSCI Emerging Markets ETF. We have derived all disclosures contained in this market measure supplement regarding the iShares MSCI Emerging Markets ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares MSCI Emerging Markets ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares MSCI Emerging Markets ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares MSCI Emerging Markets ETF (and therefore the price of the iShares MSCI Emerging Markets ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares MSCI Emerging Markets ETF could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares MSCI Emerging Markets ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares MSCI Emerging Markets ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares MSCI Emerging Markets ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

MMS-93

THE iSHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is issued by the iShares Trust, a registered investment company. The iShares Russell 2000 ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000 Index. For a description of the Russell 2000 Index, please see “Description of Equity Indices—Russell 2000® Index” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The iShares Russell 2000 ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWM.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the iShares Russell 2000 ETF. We have derived all disclosures contained in this market measure supplement regarding the iShares Russell 2000 ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares Russell 2000 ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares Russell 2000 ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares Russell 2000 ETF (and therefore the price of the iShares Russell 2000 ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares Russell 2000 ETF could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares Russell 2000 ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares Russell 2000 ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares Russell 2000 ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

MMS-94

THE ENERGY SELECT SECTOR SPDR® FUND

The Energy Select Sector SPDR® Fund (the “Energy Fund”) is issued by The Select Sector SPDR Trust, a registered open-end management investment company. The Energy Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. For a description of the Energy Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Energy Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLE.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Energy Fund. We have derived all disclosures contained in this market measure supplement regarding the Energy Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Energy Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Energy Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Energy Fund (and therefore the price of the Energy Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Energy Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Energy Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Energy Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Energy Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC.

MMS-95

THE FINANCIAL SELECT SECTOR SPDR® FUND

The Financial Select Sector SPDR® Fund (the “Financial Fund”) is issued by The Select Sector SPDR Trust, a registered open-end management investment company. The Financial Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. For a description of the Financial Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Financial Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLF.” As of the date of this market measure supplement, we are one of the companies included in the Financial Fund, the Financial Select Sector Index and the S&P 500 Index.

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Financial Fund. We have derived all disclosures contained in this market measure supplement regarding the Financial Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Financial Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Financial Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Financial Fund (and therefore the price of the Financial Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Financial Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Financial Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Financial Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Financial Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC.

MMS-96

THE INDUSTRIAL SELECT SECTOR SPDR® FUND

The Industrial Select Sector SPDR® Fund (the “Industrial Fund”) is issued by The Select Sector SPDR Trust, a registered open-end management investment company. The Industrial Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrial Select Sector Index. For a description of the Industrial Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Industrial Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLI.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Industrial Fund. We have derived all disclosures contained in this market measure supplement regarding the Industrial Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Industrial Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Industrial Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Industrial Fund (and therefore the price of the Industrial Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Industrial Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Industrial Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Industrial Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Industrial Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC.

MMS-97

THE TECHNOLOGY SELECT SECTOR SPDR® FUND

The Technology Select Sector SPDR® Fund (the “Technology Fund”) is issued by The Select Sector SPDR Trust, a registered open-end management investment company. The Technology Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. For a description of the Technology Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Technology Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLK.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Technology Fund. We have derived all disclosures contained in this market measure supplement regarding the Technology Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Technology Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Technology Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Technology Fund (and therefore the price of the Technology Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Technology Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Technology Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Technology Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Technology Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC.

MMS-98

THE MARKET VECTORS® OIL SERVICES ETF

The Market Vectors® Oil Services ETF is issued by the Market Vectors ETF Trust, a registered open-end management investment company. The Market Vectors Oil Services ETF seeks to replicate as closely as possible, before fees and expenses, the performance of the Market Vectors® U.S. Listed Oil Services 25 Index.

Information provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Market Vectors Oil Services ETF is listed on the NYSE Arca, Inc. under the ticker symbol “OIH.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Market Vectors Oil Services ETF. We have derived all disclosures contained in this market measure supplement regarding the Market Vectors Oil Services ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Market Vectors Oil Services ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Market Vectors Oil Services ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Market Vectors Oil Services ETF (and therefore the price of the Market Vectors Oil Services ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Industrial Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Market Vectors Oil Services ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Market Vectors Oil Services ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Market Vectors Oil Services ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

THE MARKET VECTORS® U.S. LISTED OIL SERVICES 25 INDEX

We obtained all information contained in this market measure supplement regarding the Market Vectors® U.S. Listed Oil Services 25 Index (the “Oil Services Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Market Vectors Index Solutions GmbH (“MVIS”), the sponsor of the Oil Services Index. MVIS has no obligation to continue to publish, and may discontinue publication of, the Oil Services Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Oil Services Index in connection with the offer and sale of securities.

The Oil Services Index is comprised of common stocks and depositary receipts of U.S. exchange-listed companies in the oil services sector. Such companies may include small- and medium-capitalization companies and foreign companies that are listed on a U.S. exchange. Companies are considered to be in the oil services sector if they derive at least 50% of their revenues from (or, in certain circumstances, have at least 50% of their assets related to) oil services to the upstream oil sector, which include oil equipment, oil services or oil drilling. Of the largest 50 stocks in the oil services sector by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the Oil Services Index.

Market Vectors® is a trademark of Van Eck Associates Corporation.

MMS-99

The Oil Services Index was launched on August 12, 2011 with a base index value of 1000 as of September 29, 2000.

The Oil Services Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

The Index Universe

Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Any stocks from the index universe that have had ten or more non-trading days in a three-month period prior to a quarterly review are ineligible for inclusion in the Oil Services Index. Companies with a free-float of less than 5% for existing index components or less than 10% for new components are ineligible for inclusion.

In addition to the above, stocks that are currently not in the Oil Services Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Oil Services Index the following applies:

•	a full market capitalization exceeding US$75 million; and

•	a three-month average-daily-trading volume of at least US$0.6 million at the current review or at one of the previous two reviews; or

•	at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

Index Constituent Selection

The Oil Services Index is reviewed on a semi-annual basis. MVIS can, in exceptional cases, add stocks to the Oil Services Index and also remove stocks from the Oil Services Index.

The target coverage of the Oil Services Index is 25 companies from the investable universe. Oil Services Index constituents are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe qualify.

(2)	The 50 stocks are ranked in two different ways – by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.	Initially, the highest ranked 25 companies made up the Oil Services Index.

MMS-100

b.	On-going, a 10-40 buffer is applied: the top 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current Oil Services Index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

The revenue quota for each company is reviewed quarterly; only companies with at least 50% of their revenues (or, where applicable, have 50% of their assets) in the oil services to the upstream oil sector are eligible. The revenue quota for companies that have already been in the Oil Services Index may drop to 25% and these companies would still be eligible. The MVIS can, in exceptional cases, add stocks to the Oil Services Index with a lower revenue portion.

Review Schedule

The Oil Services Index is reviewed semi-annually and changes to the Oil Services Index are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the Oil Services Index does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day. The component changes to the Oil Services Index are announced on the second Friday in March or September.

For purposes of this description of the Oil Services Index, “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Stuttgart and London.

Ongoing Maintenance

In addition to the periodic reviews, the Oil Services Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Oil Services Index components.

Replacements. For all corporate events that result in a stock deletion from the Oil Services Index, the deleted stock will be replaced immediately only if the number of components in the Oil Services Index would drop below 25. The replacement stock will be added at the same weight as the deleted stock. In all other cases, the additional weight resulting from the deletion will be re-distributed proportionally across all other index constituents.

Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date).

Initial Public Offerings (IPOs). An IPO stock is eligible for fast-track addition to the Oil Services Index once (either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then-following semi-annual review). In order to be added to the Oil Services Index the IPO stock has to meet the size and liquidity requirements:

•	the IPO must have a full market capitalization exceeding US$150 million;

•	the IPO must have an average-daily-trading volume of at least US$1 million; and

•	the IPO must have traded least 250,000 shares per month (or per 22 days).

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

•	If an Oil Services Index component merges with or takes over another Oil Services Index component: The surviving stock remains in the Oil Services Index and the other stock is deleted immediately from the Oil Services Index. Its shares and float are adjusted according to the terms of the merger/takeover.

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•	If an Oil Services Index component merges with or takes over a non-Oil Services Index component: If the surviving stock meets the Oil Services Index requirements, then it remains in the Oil Services Index and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the Oil Services Index requirements, then it is deleted immediately from the Oil Services Index.

The MVIS can, in exceptional cases, decide differently.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the Oil Services Index for at least one trading day. If a spin-off company does not qualify for the Oil Services Index it will be deleted based on its first closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off. The MVIS can, in exceptional cases, decide differently.

Index Calculation

The value of the Oil Services Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Oil Services Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the Oil Services Index; and

D = divisor (rounded to six decimal places).

Free-Float

The Oil Services Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount >5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single multiplier. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result.

Company-Weighting Cap Factors

Companies in the Oil Services Index are weighted according to their free-float market capitalization. To ensure portfolio diversity, the company-weighting cap factors are applied to individual companies if they exceed a certain weight in the Oil Services Index. The capping process is a top-down process, i.e., it starts with the largest company based on free-float market capitalization and is repeated until the weighting for each company is in-line with capping requirements. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Oil Services Index:

(1)	All Oil Services Index components are weighted by their free-float market capitalization.

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(2)	All companies exceeding 4.50% but at least the largest five companies are grouped together (so called “Large-Weights”) and all other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50.00%:

a.	a) Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50.00%, then a capping factor is calculated to bring the weighting down to 50.00% – at the same time a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50.00%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.	b) Large-Weights: The maximum weight for any single stock is 20.00% and the minimum weighting is 5.00%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight shall be re-distributed proportionally across all other remaining Oil Services Index constituents in the Large-Weights.

c.	c) Small-Weights: The maximum weight for any single stock is 4.50%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be re-distributed proportionally across all other remaining Oil Services Index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Oil Services Index) should not change the level of the Oil Services Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Oil Services Index that alters the total market value of the Oil Services Index while holding stock prices constant will require a divisor adjustment.

where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Oil Services Index.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted.

Special cash dividend	Divisor change: Yes

pi, adjusted = pi – (Dividend x (1 – Withholding Tax))

Split	Divisor change: No

Shareholders receive “B” new shares for every “A” share held.

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Rights offering	Divisor change: Yes

Shareholders receive “B” new shares for every “A” share held.

If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.

Stock dividend	Divisor change: No

Shareholders receive “B” new shares for every “A” share held.

Stock dividend from treasury	Divisor change: Yes

Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.

Stock dividend of a different company security	Divisor change: Yes

Shareholders receive “B” shares of a different company for every “A” share held.

Spin-offs	Divisor change: Yes

Shareholders receive “B” new shares for every “A” share held.

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Addition/deletion of a company	Divisor change: Yes

Net change in market value determines the divisor adjustment.

Changes in shares outstanding/free-float	Divisor change: Yes

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the semi-annual review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration.

Changes due to a merger/takeover/spin-off	Divisor change: Yes

Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution.) The effect of the divisor adjustment is to prevent the price drop from causing a corresponding drop in the Oil Services Index.

Corporate actions are announced at least four days prior to implementation.

Dissemination

The Oil Services Index is calculated weekdays between 01:00 and 22:40 (Central European Time) and the Oil Services Index values are disseminated to data vendors every 15 seconds. The Oil Services Index is disseminated on days when the US equity market is open for trading or at least one of the index components of the Oil Services Index is available for trading.

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THE SPDR® S&P® HOMEBUILDERS ETF

The SPDR® S&P® Homebuilders ETF (the “Homebuilders ETF”) is issued by The SPDR Series Trust, a registered open-end management investment company. The Homebuilders ETF seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P® Homebuilders Select Industry™ Index. For a description of the S&P Homebuilders Select Industry Index, please see “Description of Equity Indices—S&P® Homebuilders Select Industry™ Index” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The Homebuilders ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XHB.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the Homebuilders ETF. We have derived all disclosures contained in this market measure supplement regarding the Homebuilders ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Homebuilders ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Homebuilders ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Homebuilders ETF (and therefore the price of the Homebuilders ETF at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Homebuilders ETF could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the Homebuilders ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Homebuilders ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® and S&P® are trademarks of Standard & Poor’s Financial Services LLC.

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THE SPDR® S&P 500 ETF TRUST

The SPDR® S&P 500 ETF Trust (the “SPDR Trust”) is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P 500 Index. The SPDR Trust is organized under New York law and is governed by a trust agreement between State Street Bank and Trust Company and PDR Services LLC. The SPDR Trust was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, that comprise the S&P 500 Index. For a description of the S&P 500 Index, please see “Description of Equity Indices—S&P 500® Index” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 33-46080 and 811-06125 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The SPDR Trust is listed on the NYSE Arca, Inc. under the ticker symbol “SPY.” As of the date of this market measure supplement, we are one of the companies included in the SPDR Trust and the S&P 500 Index.

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the SPDR Trust. We have derived all disclosures contained in this market measure supplement regarding the SPDR Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the SPDR Trust in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR Trust (and therefore the price of the SPDR Trust at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR Trust. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC

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THE SPDR® S&P MIDCAP 400 ETF TRUST

The SPDR® S&P MidCap 400 ETF Trust (referred to in this section as the “SPDR Trust”) is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P MidCap 400 Index. The SPDR Trust is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon and PDR Services LLC. The SPDR Trust was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, that comprise the S&P MidCap 400 Index. For a description of the S&P MidCap 400 Index, please see “Description of Equity Indices— S&P MidCap 400® Index” in this market measure supplement.

Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 33-89088 and 811-8972 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement. The SPDR Trust is listed on the NYSE Arca, Inc. under the ticker symbol “MDY.”

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to the SPDR Trust. We have derived all disclosures contained in this market measure supplement regarding the SPDR Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the SPDR Trust in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR Trust (and therefore the price of the SPDR Trust at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR Trust. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

SPDR® is a trademark of Standard & Poor’s Financial Services LLC

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